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                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

                                                                 Jurisdiction of
Name                                                              Incorporation
----                                                             ---------------
Greater American Finance Group, Inc.                                 Delaware
The Berkshire Bank                                                   New York
East 39, LLC                                                         New York
Berkshire Agency, Inc.                                               New York



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